UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-153486-99	26-3853402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd and Market Streets, Halifax, PA	17032
(Address of principal executive offices)	(Zip Code)

(717) 896-3433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

Riverview Financial Corporation (“Riverview”) held its Annual Meeting of Shareholders on May 11, 2011, where the shareholders voted on the matters described in Riverview’s definitive proxy statement.  The Board of Directors approved March 22, 2011 as the Annual Meeting record date for the determination of those shareholders that were entitled to notice and vote at the Annual Meeting.  As of the record date there were 1,744,716 outstanding shares of common stock.  A total of 1,154,801 shares of common stock were voted at the Annual Meeting either in person or by proxy and there were no broker non-votes.

The following is a summary of the voting results for the matters presented to the shareholders:

	For	Against or Withheld
The election of five (5) Class B directors to each serve for a three year term expiring in 2014:
Roland R. Alexander	1,133,732	21,069
Arthur M. Feld	1,113,145	41,656
R. Keith Hite	1,133,732	21,069
David W. Hoover	1,055,096	99,705
Joseph D. Kerwin	1,062,106	92,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: May 13, 2011	/s/ Robert M. Garst
Robert M. Garst
Chief Executive Officer